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                                                                Exhibit 3(d)(ii)

                           INDEMNIFICATION AGREEMENT


     THIS AGREEMENT, made and entered into as of the 12th day of July, 1999 ("Agreement"), by and among American General Life Insurance Company, a Texas life insurance company ("AGL"), American General Securities Incorporated, a Texas corporation ("AGSI"), WM Advisors, Inc., a Washington corporation ("WMA"), and WM Funds Distributor, Inc., a Washington corporation ("WMFD"),

     WITNESSETH THAT:

     WHEREAS, AGL proposes to issue variable annuity contracts (the "Contracts") that will be funded through one or more divisions of American General Life Insurance Company Separate Account D ("Separate Account D"), each of which divisions will invest in one of the separate investment portfolios of WM Variable Trust (the "Trust") that have been or may in the future be established (collectively, the "Funds"); and

     WHEREAS, AGSI will be the principal underwriter with respect to the Contracts, and CFD will be the principal underwriter with respect to the Trust's shares of beneficial interest; and

     WHEREAS, WMA will be the investment manager of the Trust, and together with the Trust has entered and may enter into sub-adviser agreements with certain parties (the "Sub-Advisers") that will serve as Sub-Advisers to one or more of the Funds;
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     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties agree as follows:

          Section 1.  Indemnification of AGL and AGSI by WMFD and WMA
          -----------------------------------------------------------

     1.1  For Negligence.
          --------------

          WMFD and WMA, jointly and severally, agree to indemnify and hold harmless AGL and AGSI, each director or officer of AGL and AGSI, and each person, if any, who controls AGL or AGSI within the meaning of Section 15 of the Securities Act of 1933 (collectively, the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in paragraph 1.2 below, the written consent of WMFD or WMA) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the bad faith, willfulness, recklessness, or negligence of WMFD, WMA, any Sub-Adviser, or any of their officers, employees or agents in discharging their responsibilities to the Trust, including, without limitation, the obligations of WMA and each Sub-Adviser to operate the Funds as regulated investment companies in compliance with
     (i) Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation,

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     any income taxes and related penalties, rescission charges, liability under state law to Contract owners or participants asserting liability against AGL or AGSI pursuant to the Contracts, the costs of any ruling and closing agreement, or other settlement with the Internal Revenue Service, and the cost of any substitution by AGL of shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for Separate Account D that AGL deems necessary or appropriate as a result of the noncompliance.

     1.2  Consent Not Required.
          --------------------

          The written consents of WMFD or WMA referred to in paragraphs 1.1 above and 1.3 below shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

     1.3  Without Negligence.
          ------------------

          WMFD and WMA, jointly and severally, agree to indemnify and hold harmless the Indemnified Parties from and against 50% of all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in paragraph 1.2 above, the written consent of WMFD or WMA) or actions in respect thereto (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject, directly or indirectly, under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions
     (i) are not recoverable by AGL or AGSI from WMFD and WMA pursuant to paragraph 1.1 above and (ii) directly or indirectly result

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     from or arise out of the failure of any Fund to operate as a regulated investment company under Subchapter M or Section 817(h) of the Code, and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or participants asserting liability against AGL or AGSI pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by AGL of shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for Separate Account D that AGL deems necessary or appropriate as a result of the noncompliance.

     1.4  Notice and Defense.
          ------------------

          Neither WMFD nor WMA shall be liable under paragraphs 1.1 or 1.3 above unless AGL or AGSI shall have notified WMFD or WMA in writing within a reasonable time after the summons or other first legal process giving information of the nature of any claim for which indemnity may be sought shall have been served upon an Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), or within a reasonable time after such Indemnified Party otherwise becomes aware that it may wish to claim indemnification under paragraphs 1.1 or 1.3, but failure to notify WMFD or WMA of any such claim shall not relieve WMFD or WMA from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this
     Section 1. In case any action as to which indemnity may be sought pursuant to this Section 1 is brought against an Indemnified Party, WMFD and WMA will be entitled to

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     participate, at their own expense, in the defense thereof. Also, in a case where indemnification may be sought pursuant to paragraph 1.1 above, WMFD and WMA shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by AGL, which approval shall not be unreasonably withheld. After notice from WMFD or WMA to the Indemnified Party of its election to assume the defense thereof, the Indemnified Party will cooperate fully with WMFD and WMA and shall bear the fees and expenses or any additional counsel retained by the Indemnified Party, and WMFD and WMA will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

     1.5  Effect of Notice.
          ----------------

          Any notice given by WMFD or WMA to an Indemnified Party of participation in or control of any defense by WMFD or WMA will in no event be deemed to be an admission by WMFD or WMA of culpability or responsibility, and WMFD or WMA will remain free to contest liability with respect to the claim among the parties or otherwise.

                          Section 2.  Representations
                          ---------------------------

     2.1  Of AGL and AGSI.
          ---------------

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          AGL and AGSI each represents that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     2.2  Of WMFD and WMA.
          ---------------

          Each of WMFD and WMA represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Washington and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

     2.3  Of WMA.
          ------

          WMA represents that (a) under the terms of its investment advisory agreements with the Trust and any sub-investment advisory agreement with any Sub-Advisers, WMA and the applicable Sub-Adviser will be responsible for managing the Funds in compliance with the Trust's investment objectives, policies and restrictions as set forth in the Trust's registration statement under the Securities Act of 1933 and (b) that those objectives, policies and restrictions will include operating as a regulated investment company under Subchapter M or Section 817(h) of the Code, and regulations thereunder.

                          Section 3.  Choice of Laws
                          --------------------------

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     This Agreement will be construed and the provisions hereof interpreted under and in accordance with California law, without regard for that state's principles of conflict of laws; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable provisions of the federal securities laws, the latter will control.

                           Section 4.  Counterparts
                           ------------------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

                           Section 5.  Severability
                           ------------------------

     If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

                         Section 6.  Rights Cumulative
                         -----------------------------

     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the parties are entitled to under federal and state laws.

                        Section 7.  Binding Obligations
                        -------------------------------

     The obligations of Section 1 of this Agreement shall be binding on WMA and WMFD notwithstanding any provision in any other agreement or instrument that limits their liability to Trust shareholders generally.

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed on their behalf by the persons indicated, who are thereunto duly authorized.

                         AMERICAN GENERAL LIFE INSURANCE COMPANY


                         By: /s/ DON WARD
                            ------------------------------------------

                        Title: SVP
                               ---------------------------------------

                         AMERICAN GENERAL SECURITIES INCORPORATED

                         By: /s/ F. PAUL KOVACH
                             -----------------------------------------

                         Title: President
                                --------------------------------------

                         WM ADVISORS, INC.

                         By: /s/ WILLIAM G. PAPESH
                             -----------------------------------------

                         Title: President
                                --------------------------------------


                         WM FUNDS DISTRIBUTOR, INC.

                         By: /s/ WILLIAM G. PAPESH
                            ------------------------------------------

                         Title: President
                                --------------------------------------

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